                                                                   Exhibit 10.43

                           NORDSTROM, INC. LEADERSHIP
                                 SEPARATION PLAN
                       (Restated Effective March 1, 2005)

            I. INTRODUCTION.

            A. Background. The Separation Program for Key Management Employees (the "Plan") was originally adopted by Nordstrom, Inc. (the "Company"), effective October 28, 1997. This amendment, restatement, and renaming of the Plan is effective as of March 1, 2005 (the "Effective Date") and renames the Plan, the Nordstrom Leadership Separation Plan. The purpose of the Plan is to provide a group of key leadership employees of the Company or its subsidiaries and affiliates ("Affiliates") with an appropriate level of severance benefits in the event he/she separates from service under the circumstances described herein.

            The Plan does not apply to any employment terminations other than those expressly described below and is not intended to set any precedent for future severance policies or practices of the Company.

            The Plan is intended to constitute an unfunded severance pay plan for a select group of management employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            B. Plan Governance.

            1. Plan Sponsor and Administrator. The Company is the "Plan Sponsor" and the "Plan Administrator" of the Plan. The Company's senior officer with responsibility for Human Resources and the Company's Compensation and Leadership Benefits Department have been selected to assist the Company in its day-to-day responsibilities with respect to the Plan. The Company is the named fiduciary charged with responsibility for administering the Plan; the Administrative Committee is the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits. The Administrative Committee, with the advice of the Company, will make such rules and computations and will take such other actions to administer the Plan as the Committee deems appropriate. The address of the Administrative Committee is: Nordstrom, Inc., C/O Leadership Benefits, PO Box 12338, Seattle, Washington 98111-3338.

            a. Company's Discretion. As Plan Administrator, the Company has the sole and exclusive discretion, authority and responsibility to construe and interpret the terms and provisions of the Plan, to remedy and resolve ambiguities, to grant and/or deny any and all claims for benefits, and to determine all issues relating to eligibility for benefits. All actions taken by the Company as Plan Administrator, or its delegate, will be conclusive and binding on all persons having any interest under the Plan, subject only to the provisions of Article IX. All findings, decisions and determinations of any kind made by the Plan Administrator or its delegate shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner.

            b. Delegation of Authority. The Company may delegate all or part of its responsibilities, authority and discretion under the Plan to other persons. The duties of the Company under the Plan will be carried out in its name by its officers, directors and employees. Any such delegation shall carry with it the full discretion and authority vested in the Company under paragraph I.B.1., above. As of the effective date of the Restated Plan, the Company has delegated the day-to-day administration of the Plan to its Compensation and Leadership Benefits Department under the direction of the Company's senior officer with responsibility for Human Resources and the responsibility for adjudicating the appeal of a denied claim under the Plan's claims procedures to its Administrative Committee.

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            2. Administrative Committee. The Plan Administrator may appoint an
"Administrative Committee," consisting of one or more individuals who may (but need not) be employees of the Company. The Administrative Committee will be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits. The Administrative Committee appointed by the Plan Administrator shall be empowered with the same level of authority and discretion as that set forth in Section I.B. As of the Effective Date, the Administrative Committee for purposes of Eligible Key Leadership Employees who are Section 16 insiders shall be the Compensation Committee of the Board of Directors of the Company. The Administrative Committee for purposes of Eligible Key Leadership Employees who are not Section 16 insiders shall be the Company's senior officer with responsibility for Human Resources and the Divisional Vice President for Compensation and Leadership Benefits.

            II. ELIGIBLE EMPLOYEES.

            A. Eligibility Criteria. Each active employee of the Company or an Affiliate who, on or after the Effective Date, meets all of the following conditions will be considered an Eligible Leadership Employee, entitled to participate in and receive benefits under the Plan upon satisfying the participation requirements of Article III of this Plan (as specified below):

            1. The employee is a Designated Leadership Employee;

            2. The employee is not employed under a written contract of definite term; and

            3. The employee is not eligible to receive benefits under any other severance program or arrangement established or provided by the Company or Affiliate.

            B. Designated Leadership Employee. For purposes of this Plan, a "Designated Leadership Employee" is any officer or employee of the Company or an Affiliate designated as a Key, Core, Business or Company leadership level employee, by the Company's senior officer with responsibility for Human Resources. In addition, a "Designated Leadership Employee" includes any employee of the Company or an Affiliate who is designated as a "Designated Leadership Employee" of the Company by either (a) a corporate Officer, or (b) the senior Human Resources executive with responsibility for the employee's group, with either (a) or (b) acting jointly in such designation with the Company's senior officer with responsibility for Human Resources.

            C. Ineligible Employee Groups. Employees who are not Designated Leadership Employees are not eligible to participate in the Plan and shall not be deemed an Eligible Leadership Employee.

            D. Company Determination of Eligibility. The determination of those employees who are eligible to participate in the Plan will be made by the Company in its sole and exclusive discretion, and, for purposes of determining eligibility, the Company need not treat similarly situated employees in the same manner.

            E. Affiliates of the Company. For purposes of this Plan, an Affiliate of the Company means any other U.S. entity owned or controlled by the Company, unless such Affiliate is designated by the Company as not eligible to participate in the Plan.

            F. Employees of Divested Groups Excluded. Any employee of a divested business group (including a business unit, store, facility, department or division) who is offered employment by that group in the same or an equivalent position, regardless of whether such offer is part of the agreement between the Company, the group, and the purchaser of that business, or successor entity, as applicable, shall not be deemed an Eligible Leadership Employee hereunder and shall not be eligible to participate in this Plan.

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            III. PARTICIPATION/ELIGIBILITY FOR BENEFITS.

            A. Participation. An Eligible Leadership Employee who commences participation in the Plan is called a "Participant" of the Plan. Participation in the Plan will commence upon the Eligible Leadership Employee's (1) Involuntary Termination by the Company, and (2) election to participate in the Plan and execution of a release of claims ("Election and Release"), both as described below. A Participant's participation will terminate on the date the Participant receives payment of all of the Participant's Cash Severance Benefits under the Plan or, if earlier, on the date the employee's eligibility expires.

            1. Involuntary Termination. An Eligible Leadership Employee's termination of employment will be considered an Involuntary Termination by the Company, for purposes of this Plan, where the employee is terminated by the Company without cause. "Cause" shall be defined either as a willful failure of the Eligible Leadership Employee to perform his/her duties at a level reasonably expected by the Company or as any form of willful misconduct which shall include but not be limited to acts of dishonesty, gross insubordination, gross negligence, discrimination or harassment, or any knowing and willful violation of law or of the Company's policies or performance standards. The Company shall have the discretion to interpret whether a termination was for "cause."

            2. Election and Release. Once an Involuntary Termination described in paragraph III.A.1. occurs, in order to receive benefits provided under the Plan, an Eligible Leadership Employee must first execute an Election and Release provided by the Company and described in this paragraph III.A.2., without any alteration, addition or deletion, and then return it to the Company at the location and by the deadline specified by the Company.

                  a. Form of Release. The form and content of the Election and
            Release will be determined by the Company. Such Release shall be effective according to its terms but may be modified by the Company prior to its execution by the Eligible Leadership Employee as it deems necessary.

                  b. Timing of Release. The Eligible Leadership Employee may, as
            determined by the Company as appropriate, have a period of time to review and sign the Release and return it to the Company. For any period required by law after the Eligible Leadership Employee signs the Release, the Eligible Leadership Employee may revoke the Release, and it shall not be effective or enforceable until the revocation period expires. The filing of a claim under the Plan's claim procedure (Article IX), shall toll any time requirement for signing and returning the Release until the claims procedure has been exhausted. If the Eligible Leadership Employee fails to sign and return to the Company the Release within the time and in the manner described herein, he or she will no longer be eligible for this Plan, unless and until the Company thereafter designates the Employee as eligible under Article II of this Plan.

            B. Loss of Eligibility. An Eligible Leadership Employee (or Participant of the Plan, as the case may be) will become ineligible for and lose any rights he or she may have to benefits under the Plan, and his or her participation in the Plan will cease if, before the scheduled date of the Participant's employment termination, any of the following occurs:

            1. He or she voluntarily resigns his or her employment with the Company.

            2. The Eligible Leadership Employee (or Participant) fails to abide by such terms and conditions as the Company has established as a condition for participation in, or payment of benefits from, the Plan, provided such terms and conditions have been set forth in any eligibility notice provided.

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            3. The Eligible Leadership Employee remains an employee, but is no longer a Designated Leadership Employee (as defined above) or no longer qualifies as a member of a select group of management employees of the Company or its Affiliates within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) of ERISA.

            4. The Eligible Leadership Employee either dies or becomes disabled prior to becoming a Participant.

            IV. PLAN BENEFITS.

      This Article IV sets forth the benefits provided by the Plan as summarized in the attached Schedule of Benefits, as from time to time is or may be established and amended by the Company and incorporated herein by this reference (the "Benefits Schedule"). The benefits provided under the Plan include the following: (a) a Cash Severance Benefit, (b) Medical/Dental Premium Assistance Benefits, (c) Outplacement Benefits, and (d) a Relocation Benefit, each as described below. In addition, the Company may provide additional severance benefits to a Participant under this Plan, based on the particular circumstances surrounding that Participant's termination.

            A. Cash Severance Benefits.

            1. Severance Benefit Amount. A Participant will receive the Cash Severance Benefit specified in the Benefits Schedule, based on his or her Years of Service, Annual Salary, and designated Leadership level.

            2. Cash Payments. A Participant's Cash Severance Benefits under the Plan will be calculated as a lump-sum payment.

            3. "Annual Salary" Defined. A Participant's "Annual Salary" under paragraph IV.A.1., shall be such Participant's monthly base salary paid in cash (at the rate in effect at the time of termination) multiplied by twelve (12). "Annual Salary" shall exclude bonuses, commissions, and other supplemental pay or allowances provided by the Company to the Participant (such as options, performance share units, restricted stock, and other forms of equity-based compensation, but shall be calculated prior to withholdings for the Participant's own contributions for participation in any of the Company's benefits or plans, such as retirement, stock purchase, welfare, or deferred compensation plans).

            4. "Years of Service" Defined. A Participant's "Years of Service" under paragraph IV.A.1, shall be measured in whole years and based on uninterrupted periods of service from such Participant's most recent date of hire.

            5. Withholding. The Company will withhold appropriate federal, state and local income and employment taxes from any payments made under the Plan.

                  6. SERP Offset. A Participant's Cash Severance Benefit under this Plan shall be reduced, dollar for dollar, by the SERP Offset Amounts (if any) calculated for such Participant as provided in this Section.

                  a. Calculation of Monthly SERP Offset Benefit. A Participant's monthly benefit under the Nordstrom Supplemental Executive Retirement Plan ("SERP") shall be calculated and determined under the SERP, in accordance with the rules and procedures established thereunder. For purposes of this Plan, the Participant's SERP benefit used for the offset under this Section, shall be the Participant's gross monthly SERP benefit, calculated prior to any reduction under the SERP for Company contributions to its 401(k) Plan & Profit Sharing and Executive Deferred Compensation Plan, or other post employment retirement plans as the case shall be.

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                  b. SERP Offset Amount. The monthly SERP offset benefit
      determined under Paragraph 6(a) shall be multiplied by the total number of months covered by the Severance Period (as defined in F., below), to provide a total SERP Offset Amount.

                  c. Application of Offset. To the extent a Participant is entitled to the payment of a Cash Severance Benefit under this Plan, a Participant's Cash Severance Benefit payable under this Plan shall be the benefit determined in accordance with the provisions of Sections IV.A.1 through 4 of this Plan, reduced dollar for dollar by the SERP Offset Amount determined in this Section IV.A.6.

            B. Medical/Dental Premium Assistance Benefit.

            1. Benefits Continued through Termination. For Company-sponsored employee welfare benefit plans in which the Participant is a participant on the date his or her employment terminates (i.e., group medical, dental, disability, AD&D and life), the Company will take appropriate steps to provide for a Participant's continued participation in a plan to which the Participant is required to contribute as provided under those Plans' rules, unless the Participant does not make the required contribution to that plan.

            2. Health Benefits After Termination. Upon termination, the Participant shall have such rights to continue coverage under any Company-sponsored health care plans (i.e., medical and dental) as are provided by Section 4980B(f) of the Internal Revenue Code of 1986, as amended, and Section 602 of ERISA ("COBRA").

            3. Payment for Coverage. For any Company-sponsored employee health care plans in which the Participant elects COBRA (other than the Leadership Health Reimbursement Program), the Company will take appropriate steps to continue the Participant's participation in each of those plans, by paying the Company's active plan contribution amount for the Participant's (and his or her dependents') coverage through the end of the period specified in the Benefits Schedule. During this period, the Participant will be required to pay for any such Participant's COBRA continuation coverage elected by the Participant at the same level and on the same basis as the Participant's contribution to group health plan coverage for active employees. Thereafter, the Participant shall be responsible for the entirety of any COBRA premium obligations required to continue group health plan coverage under the terms of those plans.

            4. Period of Continuation Coverage. The entirety of the group health benefits provided under paragraphs 2 and 3, above, after the date that the Participant (and his or her qualifying dependents) would otherwise have lost coverage, will be counted against the maximum period of coverage provided under COBRA.

            5. Alternatives to COBRA Continuation Payments. In lieu of Company assisted COBRA Continuation Payments as described in sections B.2, B.3 and B.4, the Participant may elect to participate in the Company's Retiree Medical Plan (to the extent he or she is eligible). If the Participant is not eligible for coverage under the Company's Retiree Medical Plan, the Company, in its discretion, may elect to pay to the Participant the cash equivalent of the Company's cost for such benefits (excluding any cost relating to Participant's continued participation in the Leadership Health Reimbursement Program) for the period of coverage described in B.3; provided however, that to the extent the Company makes such an election, the Participant shall be required to pay the entire COBRA Premium for any period of coverage elected.

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            C. Outplacement Services.

            The Participant will be offered outplacement services. Such services will be provided at a specified level and for a specified length of time, as provided in the Benefits Schedule. The outplacement services offered under this Plan will be provided by a provider chosen by the Company, and the Company will directly pay all such expenses. Participants may elect not to accept the outplacement services; however, he or she will not be entitled to receive any monetary encashment in its stead. The Participant may access outplacement services prior to his or her termination date, however should the Participant elect not to participate in the Plan, the cost for Outplacement services will be borne by the Participant. The Participant must initiate Outplacement Services within ninety (90) days following the date of termination in order to be eligible.

            D. Relocation Benefits.

            If the Participant (1) was provided relocation benefits in connection with their employment with the Company, and (2) decides (as a result of their termination from the Company) to relocate their principal residence to a location that is more than fifty (50) miles from their residence at the time of their separation with the Company, the Company will directly pay all or a portion of the actual cost of moving of the Participant's (and the Participant's household) personal property (in accordance with the rules and procedures established in the Company's general Leadership relocation policy) to the extent that (i) the termination of employment occurs less than twelve (12) months after the Participant commences work in the position for which he or she has relocated to his or her current location, (ii) such earlier relocation was in connection with the Participant's employment with the Company, (iii) the relocation benefit amount does not to exceed the price of moving such property during the original relocation, and (iv) such Participant's relocation expenses are incurred within twelve (12) months following commencement of participation in this Plan. Should the Participant not relocate within one year following termination of employment, he or she will not be entitled to any relocation benefit, and he or she will not be entitled to receive any monetary encashment in its stead.

            E. Additional Benefits.

            The Company may, in its sole and exclusive discretion, provide the Participant with additional severance benefits, in cash or in kind, to assist the Participant in the transition from active employee status.

            F. Subsequent Reemployment.

            1. Reemployment During Severance Period. If an employee satisfies all of the conditions for eligibility and participation set forth in Sections II and III, except that he or she accepts an offer of employment with the Company prior to the end of the period for which he or she has received or will receive Cash Severance Benefits under the Plan (the "Severance Period"), then the employee will be considered a Participant under the Plan only to the extent of the employee's period of actual separation from service with the Company.

                  a. Repayment of Duplicative Benefits. A reemployed Participant will be required to repay the prorated portion of any Cash Severance Benefits received for the duration of their Severance Period during which they are actively at work for the Company. To eliminate the possibility of duplicative payments, an employee's agreement to repay such amounts (if any) may be obtained, with the employee's total repayment to be concluded prior to reemployment, or within a reasonable time after his or her reemployment as approved by Nordstrom Leadership Benefits department.

            2. Reemployment After Severance Period. Participants who are subsequently reemployed by the Company after the Severance Period (defined in paragraph F.1) will not be required to repay any Cash Severance Benefits.

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            3. New Hire Date. In the event of the Participant's reemployment with the Company, such reemployed Participant's service date will be restored to the service date in effect at the time of severance only to the extent required by any of the Company's employee benefit plans, but not for purposes of this Plan.

            V. PAYMENTS TO AND FROM THE PLAN.

            The benefits under the Plan will be paid from the general assets of the Company, and all employees eligible for benefits under the Plan will be no more than unsecured general creditors of the Company. Nothing contained in the Plan will be deemed to create a trust of any kind for the benefit of the employees, or create any fiduciary relationship between the Company and the employees with respect to any assets of the Company. The Company is under no obligation to fund the benefits provided herein prior to payment, although it may do so if it chooses. Any assets which the Company chooses to use for advance funding will nevertheless constitute assets of the Company and will not cause this to be a funded plan within the meaning of any section of ERISA.

            VI. AMENDMENT AND TERMINATION.

            The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such amendment or termination will affect the right to any unpaid benefit of any Eligible Leadership Employee who became entitled to such benefits prior to such amendment or termination.

            VII. NON-ALIENATION OF BENEFITS.

            Except to the extent specifically provided by the Company, no benefit under the Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, levy, execution or charge, and any attempt to do so will be void.

            VIII. LEGAL CONSTRUCTION.

            This Plan will be construed in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of Washington. In the event that any provision of this Plan shall be finally deemed to be unenforceable, such provision shall be deemed to be severable from this Plan, but every other provision of this Plan shall remain in full force and effect.

            IX. CLAIMS, INQUIRIES AND APPEALS.

            A. Benefit Claims and Inquiries.

            All benefit claims, and all inquiries concerning the Plan or present or future rights to benefits under the Plan, must be submitted to the Plan Administrator in writing and addressed as follows: "Nordstrom, Inc., Plan Administrator Under the Leadership Separation Plan, C/O Leadership Benefits, P.O. Box 12338, Seattle Washington 98111-3338." A benefit claim or inquiry must be signed by the employee.

            B. Denial of Claims.

            In the event that any benefit claim is denied in whole or in part, the Plan Administrator will notify the claimant in writing of such denial and of the right to review thereof. Such written notice will set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary and an explanation of the Plan's review procedure. Such written notice will be given to the claimant within ninety (90) days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to ninety (90) days for processing, written notice of the extension will be furnished to the applicant prior to the termination of the initial 90-day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim. If written notice of denial of the claim for benefits is not furnished within the time specified in this Section IX.B., the application will be deemed denied, and the claimant will be permitted to appeal such denial in accordance with the Review Procedure set forth below.

            C. Appeal: Requests for a Review.

            Any person whose claim for benefits is denied (or is deemed denied) in whole or in part, or such person's duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Administrative Committee within sixty (60) days after receiving written notice of such denial from the Plan Administrator (or, in the case of a deemed denial, within sixty (60) days after the application is deemed denied). The Plan Administrator will give the claimant or such representative an opportunity to review pertinent documents that are not privileged in preparing a request for a review. A request for review must be in writing and must be addressed as follows: "Plan Administrator Under the Separation Program for Leadership Employees, Nordstrom Leadership Benefits, P.O. Box 12338, Seattle, Washington 98111-3338." A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. The Administrative Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

            D. Decision on Review.

            The Administrative Committee will act on each request for review within sixty (60) days after receipt thereof unless special circumstances require an extension of time, up to an additional sixty (60) days, for processing the request. If such an extension for review is required, written notice of the extension will be furnished to the claimant within the initial 60-day period. The Administrative Committee will give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Administrative Committee confirms the denial of the benefits in whole or in part, such notice will set forth, in a manner calculated to be understood by the claimant, the specific references to the Plan provisions on which the decision is based. If written notice of the Administrative Committee's decision is not given within the time prescribed in this Section, the application will be deemed denied on review.

            E. Rules and Procedures.

            The Company as Plan Administrator, and the Administrative Committee, as applicable, may establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Article IX. The Administrative Committee may require a claimant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the his or her own expense.

            F. Exhaustion of Remedies.

            No legal action for benefits under the Plan shall be brought unless and until the claimant (1) has submitted a written benefit claim in accordance with Section IX.A. above, (2) has been notified by the Plan Administrator that the application is denied, (3) has filed a written request for a review of the benefit claim in accordance with Section IX.C. above and (4) has been notified in writing that the Administrative Committee has affirmed the denial of benefits; provided that legal action may be brought after the Plan Administrator or the Administrative Committee has failed to take any action on the claim within the time prescribed by Section IX.B. or Section IX.D. above.

            X. OTHER PLAN INFORMATION.

            A. Plan Identification Numbers.

            The Employer Identification Number ("EIN") assigned to the Plan Sponsor (Nordstrom, Inc.) by the Internal Revenue Service is 91-0515058. The Plan Number ("PN") assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 521.

            B. Ending Date for Plan's Fiscal Year.

            The date of the end of the year for the purposes of maintaining the Plan's fiscal records is the calendar year.

            C. Agent for the Service of Legal Process.

            The agent for the service of legal process with respect to the Plan is the Executive Vice President for Human Resources and Diversity Affairs, C/O Leadership Benefits, Nordstrom, Inc., PO Box 12338, Seattle Washington 98111-3338. The service of legal process may also be made on the Plan by serving the Plan Administrator.

            XI. EMPLOYMENT STATUS.

            This Plan in no way alters the relationship between Designated or Eligible Leadership Employees and Company as one of at-will employment.

            XII. EXECUTION.

            To record the adoption of the Plan as set forth herein, effective as of March 18, 2005, the Company has caused its authorized representative to execute the same this 18 day of March, 2005.

                    NORDSTROM, INC.
                    By: /s/ Delena M. Sunday
                       ---------------------------------------------------------
                    Its: Executive Vice President, Human Resources and Diversity Affairs

                    Witness:

                    By: /s/ Leslie R. Thornton
                       ---------------------------------------------------------
                    Its: Divisional Vice President, Compensation and Leadership Benefits

                      NORDSTROM LEADERSHIP SEPARATION PLAN
                              SCHEDULE OF BENEFITS
                               AS OF MARCH 1, 2005

               YEARS OF
 LEADERSHIP    SERVICE      CASH SEVERANCE                          PERIOD OF MEDICAL/DENTAL   OUTPLACEMENT
   LEVEL       CRITERIA          PAY          MAXIMUM AND MINIMUMS     PREMIUM ASSISTANCE        SERVICES
 ----------    --------     --------------    --------------------  ------------------------   ------------
BUSINESS AND     None      1 month per year    Maximum: 24 months
  COMPANY                     of service       Minimum: 6 months            12 months         Up to 6 months

              20 or more                                                    12 months

                              Two weeks
                          salary per year of                                                  Up to 6 months
                               service

               12 - 19

                                               Maximum: 52 weeks
KEY AND CORE                                   Minimum: 12 weeks            6 months

                6 - 11

                          One and one-half
                          weeks salary per
                           yearof service                                                     Up to 3 months

                0 - 5                                                       3 months

* COBRA-related benefit provided only if the Participant is not eligible for the Nordstrom Retiree Health Plan or if Participant elects not to participate in that Plan.